FIRST AMENDMENT TO PARENT-SUBSIDIARY AND OPERATIONS AGREEMENT

      This First Amendment to Parent-Subsidiary and Operations Agreement (this "Parent/Subsidiary Agreement") dated September 18, 2015 between American Realty Partners, LLC, an Arizona limited liability company with a mailing address for notice purposes of 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085 ("Subsidiary"), American Housing Income Trust, Inc., a Maryland corporation with a mailing address for notice purposes of 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085 ("Parent"), and Performance Realty Management, LLC, 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085 ("PRM") amends and supplements the Parent-Subsidiary and Operations Agreement (the "Original Agreement"), effective as of the Effective Date of the Stock Exchange and Restructuring Agreement between Parent and Subsidiary (the "Stock Exchange Agreement"), as follows (emphasized with ~~strikethrough text~~ with additions in bold italics, with all remaining provisions of the Original Agreement remaining in full force and effect:

      "3. Amendment to ARP Operating Agreement. The Parent and Subsidiary agree that the ARP Operating Agreement shall be amended to reflect that Parent shall be the sole member of the Subsidiary until such time the Parent elects through a written resolution of the Board of Directors to allow for the admission of new members. The Parent and Subsidiary agree that no supplemental resolution of Subsidiary is necessary for this amendment since this Parent/Subsidiary Agreement merges with the ARP Operating Agreement. In consideration of PRM's agreement to amend Section 3.10 of the ARP Operating Agreement, which Parent acknowledges results in less consideration paid to PRM for continuing to perform the same functions as prior to the change in control, PRM has agreed to the following amendment to Section 3.10:

'The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., by ~~May 22, 2015~~ into the Member's treasury for future issuance upon written notice by PRM to Member's Secretary electing to issue the shares through the Member's transfer agent within a reasonably commercial period of time under the same or similar circumstances, but in no event greater than three business days from exercising the option, and future issuance on the annual anniversary of ~~this~~ the issuance  out of treasury, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member's intent of operating as a real estate investment trust. In the event such structure impairs or restricts the Member's intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code §707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses.'"

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

AMERICAN HOUSING INCOME TRUST, INC.

By /s/Sean Zarinegar
Sean Zarinegar
President
Authorized by Board of Directors

AMERICAN REALTY PARTNERS, LLC

By: /s/Sean Zarinegar
Performance Realty Management, LLC
By: Sean Zarinegar
Its: Manager

PERFORMANCE REALTY MANAGEMENT, LLC

By: /s/Sean Zarinegar
By: Sean Zarinegar
Its: Member